Exhibit 5.1

June 6, 2023

Southland Holdings, Inc.

1100 Kubota Drive
Grapevine, Texas 76051

Ladies and Gentlemen:

We have acted as legal counsel to Southland Holdings, Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of up to 2,800,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share, to be issued by the Company pursuant to the Southland Holdings, Inc. 2022 Equity Incentive Plan (the “Plan”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Plan, (iii) the Second Amended and Restated Certificate of Incorporation of the Company, as currently in effect, (iv) the Amended and Restated Bylaws of the Company, as currently in effect, and (v) such other records, certificates and documents as we have deemed appropriate or necessary for the purposes of this opinion. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed and have not verified (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures (other than persons signing on behalf of the Company); (iii) the authenticity of all documents, certificates and instruments submitted to us as originals; (iv) the conformity with the originals of all documents supplied to us as copies; (v) the accuracy and completeness of all corporate records and documents made available to us by the Company; and (vi) that the foregoing documents, in the form submitted to us for our review, have not been altered or amended in any respect material to our opinions stated herein. We have relied as to factual matters upon certificates from officers of the Company and certificates and other documents from public officials and government agencies and departments and we have assumed the accuracy and authenticity of such certificates and documents. We have also assumed that, at or prior to the time of the issuance and delivery of any Shares, that there will not have occurred any change in law, change in the Company’s Second Amended and Restated Certificate of Incorporation, or further action by the Company’s board of directors, in each case affecting the validity of the issuance of the Shares.

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

Our opinions herein are expressed solely as to the Delaware General Corporation Law (including, to the extent applicable, Delaware statutory and constitutional provisions and reported judicial decisions interpreting the foregoing). We express no opinion as to the laws of any other jurisdiction. The opinion expressed herein is given as of this date, and we do not undertake to supplement this opinion with respect to any events or changes occurring subsequent to the date of this letter. The opinion expressed in this letter is provided as a legal opinion only and not as any guarantee or warranty of the matters discussed herein, and such opinion is strictly limited to the matters stated herein, and no other opinion may be implied therefrom.

Southland Holdings, Inc.
June 6, 2023

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Winstead PC

Winstead PC